NEWS
For Immediate Release                  From MasTec, Inc.
August 27, 1997                                 3155 N.W. 77th Avenue, Suite 110
                                                Miami, Florida 33122-1205
                                                Tel :    (305) 599-1800
                                                Fax :    (305) 406-1908
                                                For more information contact:
                                                Edwin D. Johnson,
                                                Chief Financial Officer
                                                ejohnson@mastec.com


                        MASTEC PARTNERS WITH MACRI GROUP

MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today that the Macri Group, one of the largest commercial groups in Argentina, has agreed to be MasTec's new 50% partner in Sintelar, S.A., MasTec's Argentinean telecommunications construction subsidiary. Iecsa S.A., a subsidiary of SOCMA-Sociedad Macri, will acquire the 50% interest for cash and Iecsa's existing telecommunications infrastructure business, which will be merged into Sintelar. The agreement between MasTec and the Macri Group also provides that the two companies will pursue additional opportunities throughout South America.

SOCMA-Sociedad Macri is one of the leading construction and engineering conglomerates in South America, with more than $3.5 billion in revenue and 25,000 employees. The group has built more than 3,000 kilometers of roads and highways, 12 dams, various hydroelectric, thermal and nuclear energy plants and extensive telecommunications and natural gas distribution networks. The group is currently the largest toll road and highway concessionaire in Argentina. Through other subsidiaries, SOCMA-Sociedad Macri also manufactures automobiles for Peugeot and Fiat, provides systems integration services, cellular phone services, and produces and distributes frozen foods. The Macri Group was recently awarded a thirty year contract to operate the National Postal services in Argentina, assuming responsibility for 20,000 postal employees in over 6,500 locations throughout the country.

Jorge Mas, President and Chief Executive Officer of MasTec, stated: "The restructuring of our strategic alliances in Argentina brings us a powerful new partner in the pursuit of the tremendous expansion opportunities that we continue to see in Latin America. The Macri Group and Inepar, our joint venture partner in Brazil, are two of the preeminent companies strategically positioned to capitalize on the opportunities being presented in the Mercosur countries."

Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our web page at http://www.mastec.com.


                                       ###

NEWS
For Immediate Release                  From MasTec, Inc.
September 3, 1997                               3155 N.W. 77th Avenue, Suite 135
                                                Miami, Florida 33122-1205
                                                Tel :    (305) 599-1800
                                                Fax :    (305) 406-1908
                                                For more information contact:
                                                Edwin D. Johnson,
                                                Chief Financial Officer
                                                ejohnson@mastec.com


                      MASTEC FILES LABOR PETITION IN SPAIN

         MIAMI, FLORIDA - MasTec, Inc. (NYSE:MTZ) announced today that its Spanish subsidiary, Sintel, S.A., has petitioned the Spanish labor authorities to approve a restructuring of Sintel's work force. The proposed restructuring would result in approximately 1,400 of Sintel's workers being removed from payroll and approximately 1,200 being rehired at lower cost either as independent contractors or as employees of other Sintel non-union affiliates. The petition only involves union workers principally in Sintel's outside plant division servicing Telefonica de Espana, which workers currently account for less than fifty percent of that division's revenue.

         The proposed restructuring is modeled after a tentative agreement reached by Sintel and its labor unions in October 1996. The tentative agreement was not implemented because one of Sintel's three unions failed to sign the definitive contract. Sintel and its labor unions are currently operating under the terms of a 1993 labor agreement. Since acquiring Sintel in April 1996, MasTec has reduced Sintel's labor force, principally through voluntary terminations, by approximately 200 workers. The Company expects a response to the petition within the next 45 days.

         Jorge Mas, President and Chief Executive Officer, said: "This petition continues our efforts to enhance shareholder value by improving margins on outside plant services to Telefonica. The petition does not affect Sintel's other divisions or our strategy to diversify our customer base in Spain, which is being pursued by non-union affiliates."

         Opening the Lines of Communication(C) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our Web page at http://www.mastec.com.

                                       ###

NEWS
For Immediate Release                 From MasTec, Inc.
September 10, 1997                             3155 N.W. 77th Avenue, Suite 135
                                               Miami, Florida 33122-1205
                                               Tel :    (305) 599-1800
                                               Fax :    (305) 406-1908
                                               For more information contact:
                                               Edwin D. Johnson,
                                               Chief Financial Officer
                                               ejohnson@mastec.com


                   MASTEC ANNOUNCES ACQUISITION OF AIDCO, INC.

MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today the acquisition of AIDCO, Inc. of Chino, California, a company engaged in the installation and maintenance of voice, data and video local-area and wide-area networks. AIDCO operates primarily in the Western and Midwestern states and is one of two master resellers of Sumitomo Electric Lightwave FutureFlex(R) air-blown fiber optic cabling systems, providing technical support and product delivery throughout the United States, Canada, and Mexico. For more information on AIDCO, please visit the AIDCO web site at http://www.aidco.com.

Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our Web page at http://www.mastec.com.

                                       ###